UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016 (November 29, 2016)

CLEARTRONIC, INC.
(Exact name of registrant as specified in its charter)

Florida	000-55329	65-0958798
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

8000 North Federal Highway Boca Raton, FL 33487
(Address of principal executive offices)

Registrant's telephone number, including area code: 561-939-3300

________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  -Entry into a Material Agreement Definitive Agreement.

On  November 29, 2016, the Registrant entered into an Asset Purchase Agreement with a Collabria LLC (“Collabria”). Under the terms of the Agreement, the Registrant acquired all of the intellectual property of Collabria, including its ReadyOp command, control and communication platform trade named ReadyOp (the “ReadyOp Platform”). In addition, the Registrant acquired Collabria’s customer base (“Collabria Client List”). The Registrant assumed no liabilities of Collabria under this Agreement. The terms of the Agreement called for the Registrant to issue 3,000,000 (Three million) shares of the registrant’s Series E Convertible Preferred stock to Collabria. Shares of the Series E Convertible Preferred have the following conversion rights and provisions: After a period of two (2) years following the date of issuance, each one (1) share of Series E Preferred shall be convertible into one hundred (100) shares of fully paid and non-assessable Common Stock at the sole option of the holder of Series E Preferred.

Item 3.02 -Unregistered Sales of Equity Securities.

On November 29, 2016 the Registrant issued 3,000,000 shares of its Series E Convertible Preferred stock, $.00001 par value.  As more fully described in Item 1.01 above, 3,000,000 shares were issued to Collabria LLC in exchange for assets as described in Item 1.01. Reference is made to the disclosures set forth in Item 1.01 of this report, which disclosures are incorporated herein by reference.

The registrant claimed exemption from the registration provisions of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) thereof inasmuch as no public offering was involved. The shares were not offered or sold by means of: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) any other form of general solicitation or advertising and the purchases were made for investment and not with a view to distribution. Each of the purchasers was, at the time of the purchaser’s respective purchase, an accredited investor, as that term is defined in Regulation D under the Securities Act, and had access to sufficient information concerning the registrant and the offering.

Item 9.01-Financial Statements and Exhibits.

No.	Description

10.1	Asset Purchase Agreement dated November 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARTRONIC, INC.

Date: December 5, 2016

By: /s/ Larry Reid

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Larry Reid

Chief Executive Officer